UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 8.01 Other Events

Estimated Value Per Share

On May 29, 2018, the Board of Directors (the "Board") of The Parking REIT, Inc., a publicly registered non-traded real estate investment trust incorporated under the laws of Maryland (the "Company"), determined that the Company's estimated net asset value  ("NAV") was approximately $161,174,000 or $24.61 per common share as of May 29, 2018.  Shares in the initial public offering were sold at $25.00 per share.  In determining an estimated value per share of the Company's common stock, the Company's board of directors relied upon information provided by MVP Realty Advisors, LLC, (the "Advisor")  and the Board's experience with, and knowledge of, the Company's real property and other assets.

The Company is providing the estimated NAV per common share to assist broker-dealers and stockholders pursuant to certain rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"). The objective of the Board  in determining the estimated NAV per common share was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Advisor. The Advisor performed the valuation of the Company's common stock using as a guide Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association in April 2013. The estimated value per share is based on (x) the estimated value of the Company's assets less the estimated value of the Company's liabilities and preferred stock divided by (y) the number of outstanding shares of the Company's common stock, all as of May 29, 2018.

Starting May 29, 2018, the NAV of $24.61 per common share will be used for purposes of effectuating permitted redemptions of our common stock if the Board elects to reinstate the Company's share repurchase plan. The NAV of $24.61 per common share will also be used for issuing shares pursuant to our distribution reinvestment plan if and when the Board resumes payment of distributions to common stockholders.

Valuation Summary

The following is a summary of the valuation methods used on the Company's assets and liabilities, and the results of the valuation.

Real Estate Investments. As of May 29, 2018, the Company had ownership interests in 46 parking assets. The Board determined the fair value of the Company's investments in parking assets to be approximately $331,757,000 as of that date. This represents a 9.84% increase over the aggregate purchase price of $302,048,000. This determination was based on appraisals of the fair value of the Company's investments in parking assets as of that date.  The Company engaged Parking Property Advisors, LLC, an independent third party valuation firm, to provide it with a valuation analysis for 43 of the properties. Of the other three properties not valued by the firm, one was purchased in February 2018 and was valued based on the appraisal at the time of purchase, and in regards to the two other properties, the Company used the most recent book value determined by Houlihan Lokey at the time of the merger between MVP REIT Inc. and MVP REIT II, Inc. on December 15, 2017.

In determining the market value of the parking assets, Property Parking Advisors considered typical approaches to value in developing and justifying the respective value conclusions namely, Income Capitalization and Land Value Sales Comparison approaches. 37 properties were valued based upon the Income Capitalization approach, with significant analysis provided on the contract rent paid by the operator. Specific expenses were based on local custom (property taxes) as well as the terms of the operator agreement. Six properties were valued based upon the Land Value Sales Comparison approach.

Other Assets and Liabilities. The Board then reviewed with its Advisor the Company's other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, deferred costs, accounts receivable, and prepaid expenses and other assets. These other assets and liabilities, as record in the balance sheet per US GAAP, were considered by the Board to equal to fair value as of May 29, 2018.

Estimated Value Per Share. The estimated value per share was based upon 6,550,282 shares of the Company's common stock outstanding as of May 29, 2018.  Although the estimated value per share has been developed as a measure of value as of May 29, 2018,  the estimated value per share does not reflect (i) a liquidity discount for the fact that the shares are not currently traded on a national securities exchange and the Company's share repurchase program provides only limited liquidity , (ii) a discount for the non-assumability or prepayment obligations associated with certain of the Company's debt, or (iii) a discount for the Company's corporate level overhead.

The following table presents how the estimated value per share was determined as of May 29, 2018:

Investments in parking assets, net	$331,757,000
Cash, cash equivalents and restricted cash	10,598,000
Other assets	5,753,000
Total Assets	348,108,000

Notes payable & line of credit	(139,148,000)
Other current liabilities	(5,113,000)
Total Liabilities	(144,261,000)

Preferred Stock	(42,673,000)

Net Asset Value	161,174,000

Common stock outstanding	6,550,282

Estimated value per share ("NAV")	$24.61

Limitations of Valuation Method. FINRA rules provided limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company's estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;
•
a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company's assets and settlement of the Company's liabilities or if the Company were sold;

•	shares of the Company's common stock would trade at the estimated value per share on a national securities exchange;
•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company's common stock; or
•
the methods used to determine the estimated value per share would be acceptable to FINRA, the SEC, any state securities regulatory entity or the Department of Labor with respect to their respective requirements.

Further, the estimated value per share was calculated as of a particular moment in time and the value of the Company's shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Suspension of Share Repurchase Plan

The Company announced that on May 29, 2018 the Board suspended its share repurchase plan, other than for repurchases in connection with a shareholder's death. In accordance with the share repurchase plan, the suspension of the share repurchase plan will take effect on June 28, 2018 which is 30 days after the date of this Form 8-K providing notice of suspension.  The Company plans to utilize the cash savings to further its business operations. The Board may in the future reinstate the share repurchase plan, although there is no assurance as to if or when this will happen.

Forward-Looking Statements

The statements in this report include statements regarding the intent, belief or current expectations of the Company, the Board and members of its management team, including with respect to the methodology and assumptions used in determining the estimated NAV and the Company's share repurchase plan, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. These risks include, but are not limited to: national and local economic, business and real estate market condition; the ability to maintain sufficient liquidity and the Company's access to capital markets; the Company's ability to maintain compliance with covenants imposed on the Company by agreements governing the Company's indebtedness; the Company's ability to identify, successfully compete for and complete investment opportunities; and the performance of assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parking REIT, INC.

Date: May 29, 2018	By:	/s/ Michael V. Shustek
	Name	Michael V. Shustek
	Title:	Chief Executive Officer